Exhibit 99.1

VINEYARD NATIONAL BANCORP

PRESS RELEASE

Vineyard National Bancorp Appoints David Buxbaum and James LeSieur to Board of Directors

Rancho Cucamonga, California, January 14, 2005 -- Vineyard National Bancorp (Nasdaq: VNBC) (the "Company") continues to increase its Los Angeles and Orange County presence with the addition of David A. Buxbaum and James G. LeSieur, III, to its Board of Directors. Mr. Buxbaum and Mr. LeSieur will serve as directors for the Company and its operating subsidiary, Vineyard Bank (the "Bank").

Mr. Buxbaum is one of three founders of the Bank, in the early 1980’s. Mr. Buxbaum has a BA degree in political science and a JD law degree. Mr. Buxbaum is an attorney at the law firm of Buxbaum and Chakmak, which he co-founded in 1970. Mr. Buxbaum has served on the City of Claremont commissions for 12 years, including chairman of the Planning Commission and as a member of the Architecture Commission. Mr. Buxbaum has also served as a member of the Board of Trustees of the Gould Foundation at Claremont McKenna College for almost 20 years and is a licensed California Real Estate Broker. Mr. Buxbaum has served on many non-profit boards including schools, cultural, and religious organizations.

Mr. LeSieur has more than thirty years of finance and business experience which includes extensive experience serving on the board of numerous well known community organizations. Prior to his appointment with the Company, Mr. LeSieur spent over ten years in executive management at Sunwest Bank, one of the largest community banks in Orange County. Mr. LeSieur also served as a management consultant for Arthur Young & Company. In addition to currently serving as the Director for the Ralph W. Leatherby Center for Entrepreneurship and Business Ethics at Chapman University, Mr. LeSieur also serves as a member of the board for the Lennar Charitable Housing Foundation and Banker Benefits, a subsidiary of the California Bankers Association. Previously, Mr. LeSieur was on the board for the Orange County affiliate of Habitat for Humanity, where he also served two terms as Chairman. Mr. LeSieur has a MBA from the University of Pennsylvania’s Wharton School and an engineering degree from Purdue University.

"The experience and expertise of Mr. Buxbaum and Mr. LeSieur will compliment our already diversified and dedicated board of directors", stated Norman Morales, President and Chief Executive Officer. "The community involvement embraced by Mr. Buxbaum and Mr. LeSieur further enrich the Bank’s commitment to community-based relationship banking".

The Company is a bank holding company headquartered in Rancho Cucamonga, California, and the parent company of Vineyard Bank, also headquartered in Rancho Cucamonga, California. Vineyard Bank operates through nine full-service banking centers in San Bernardino, Riverside and Los Angeles counties of California, and three loan production offices located in Anaheim, San Diego, and Irvine, California. The Company’s common stock is traded on the Nasdaq National Market System under the symbol "VNBC."

This press release may contain forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information and press releases regarding Vineyard National Bancorp, visit the Company’s website at: www.vineyardbank.com

Corporate Offices:
9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 581-1668, Fax: (951) 278-0041, Email address: shareholderinfo@vineyardbank.com